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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                   AVAYA INC.
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             (Exact name of registrant as specified in its charter)


               DELAWARE                               22-3713430
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 (State of incorporation or organization)  (I.R.S. Employer Identification No.)


              211 MOUNT AIRY ROAD, BASKING RIDGE, NEW JERSEY 07920
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               (Address of principal executive offices) (Zip Code)

                     Securities to be registered pursuant to
                           Section 12(b) of the Act:


                                              Name of each exchange on which
  TITLE OF EACH CLASS TO BE REGISTERED        EACH CLASS IS TO BE REGISTERED
  ------------------------------------     ------------------------------------
$943,632,000 Principal Amount at Maturity      The New York Stock Exchange
  of Liquid Yield Option -TM- Notes due 2021
          (Zero Coupon-Senior)


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. /x/

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. / /

Securities Act registration statement file number to which this form relates: 333-57962.

Securities to be registered pursuant to Section 12(g) of the Act:


                                      NONE
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Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
         -------------------------------------------------------

In response to this item, incorporated by reference is the description of the Liquid Yield Option(TM) Notes due 2021 (Zero Coupon-Senior) (the "LYONs(TM)"), of Avaya Inc. (the "Registrant") contained under the caption "Description of LYONs" in the Prospectus Supplement dated October 25, 2001, that forms a part of the Registrant's Registration Statement on Form S-3 (File No. 333-57962) (as amended, the "Registration Statement").
The LYONs of the Registrant are to be registered on the New York Stock Exchange, on which Common Stock, $.01 par value, of the Registrant is also registered.

Item 2.  EXHIBITS.
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The following exhibits are filed as a part of this Registration Statement:

99.1) Form of Indenture between the Company and The Bank of New York, as Trustee incorporated by reference in the Registration Statement of Form S-3 (File No. 333-57962).

99.2) Form of Supplemental Indenture between the Company and The Bank of New York, as Trustee, relating to the Liquid Yield Option -TM- Notes due
2021 (Zero Coupon-Senior).




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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly created this Registration Statements to be signed on its behalf by the undersigned, thereto duly authorized.

         Dated:  October 30, 2001.

                                   AVAYA, INC.

                                   By /S/
                                     ------------------------------------------
                                       Name:
                                       Title: